UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 225-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Secured Convertible Note Modification and Conversion Agreement No. 2 between Allied Esports Entertainment, Inc. (the “Company”) and Knighted Pastures LLC (“Knighted”)

As previously disclosed, the former owners of certain of the Company’s subsidiaries issued a series of secured convertible promissory notes to several investors (the “Bridge Note Holders”) on October 11, 2018 and May 15, 2019 in the aggregate original principal amount of $14,000,000 (collectively, the “Bridge Notes”). The Bride Notes were subsequently assumed by the Company, and payments were deferred until August 23, 2020 (the “Bridge Maturity Date”).

On May 22, 2020, the Company and Knighted, the holder of a Bridge Note in the original principal amount of $5,000,000 (the “Knighted Note”), entered into a Secured Convertible Note Modification and Conversion Agreement No. 2 (the “Knighted Amendment”). Pursuant to the Knighted Amendment, Knighted agreed to convert the remaining $3,000,000 of outstanding principal under the Knighted Note (the “Conversion Amount”) into shares of the Company’s common stock at a conversion price of $1.40 per share, and the Company issued to Knighted 2,142,858 shares of common stock (the “Knighted Shares”).

The remaining provisions of the Knighted Note remain unchanged and in effect. Interest on the Conversion Amount will continue to accrue, and all accrued and unpaid interest under the Knighted Note (including interest accrued on the Conversion Amount) will be paid on the Bridge Maturity Date.

The Company previously registered for resale an aggregate of 588,236 shares of common stock upon conversion of the Knighted Note at $8.50 per share, and is obligated to file by June 1, 2020 an amendment to the registration statement on Form S-1 filed May 1, 2020 to register for resale the remaining shares that have been issued to Knighted as a result of its conversion of the Knighted Note, including the shares issued pursuant to the Knighted Amendment and a previous amendment to the Knighted Note.

The foregoing summary description of the terms and conditions of the Knighted Amendment does not purport to be complete and is qualified in its entirety by reference to the Knighted Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Paycheck Protection Plan Loan

On May 18, 2020, the Company’s wholly-owned subsidiary WPT Enterprises Inc. (“WPT”) received an unsecured loan (the “PPP Loan”) in the amount of $685,300, pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act and applicable regulations (the “CARES Act”). The Loan was made by CommerceWest Bank and is evidenced by a Business Loan Agreement (the “PPP Loan Agreement”) and a Promissory Note (the “PPP Note”).

The PPP Note has a term of 2 years with a 1.0% per annum interest rate. Payments are deferred for 6 months from the date of the PPP Note and WPT can apply for forgiveness of the PPP Note after 60 days. Forgiveness of the PPP Note will be determined in accordance with the provisions of the CARES Act and applicable regulations. Any principal and interest amounts outstanding after the determination of amounts forgiven will be repaid on a monthly basis. WPT intends to use the entire loan amounts for designated qualifying expenses. However, no assurance can be given that WPT will obtain forgiveness of the PPP Loan in whole or in part.

The PPP Loan Agreement contains other terms, customary representations, warranties and covenants by WPT.

The foregoing summary description of the terms and conditions of the PPP Loan Agreement and the PPP Note does not purport to be complete and is qualified in its entirety by reference to the PPP Loan Agreement and the PPP Note, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the PPP Loan in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the transaction with Knighted described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Company issued to Knighted the Knighted Shares in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws, based on the Company’s belief that the offer and sale of such common stock did not involve a public offering. Accordingly, the Knighted Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Secured Convertible Note Modification and Conversion Agreement No. 2 dated May 22, 2020 between the Company and Knighted

10.2	Business Loan Agreement dated May 18, 2020 between WPT and CommerceWest Bank

10.3	Promissory Note dated May 18, 2020 issued by WPT to CommerceWest Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Secured Convertible Note Modification and Conversion Agreement No. 2 dated May 22, 2020 between the Company and Knighted

10.2	Business Loan Agreement dated May 18, 2020 between WPT and CommerceWest Bank

10.3	Promissory Note dated May 18, 2020 issued by WPT to CommerceWest Bank

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